Exhibit 24.1

POWER OF ATTORNEY

The undersigned, Rajan C. Penkar, hereby constitutes and appoints Todd W. Hargreaves and Brian E. Donley, and each of them, with full power to act without the other, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, to sign any and all amendments and supplements to the registration statement on Form S-3 (File No. 333-258975) for the purpose of registering such securities under the Securities Act of 1933, as amended, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the United States Securities and Exchange Commission, and hereby grants to said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary or desirable to be done, and to take or cause to be taken any and all such further actions in connection with such registration statement as such attorneys-in-fact and agents, in each of their sole discretion, deems necessary or appropriate, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Rajan C. Penkar	Independent Trustee	April 4, 2024
Rajan C. Penkar